Consent of Independent Registered Public Accounting Firm

Abraxas Petroleum Corporation

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 8, 2006, relating to the consolidated financial statements and the effectiveness of Abraxas Petroleum Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/BDO Seidman, LLP

BDO Seidman, LLP

Dallas, Texas

June 15, 2006